Exhibit 10.11

SUBLEASE

THIS SUBLEASE (the “Sublease”) is made as of the 25th day of September, 2019, by and between ShangPharma Innovation, Inc., a Delaware corporation (“Sublessor”), successor-in-interest to ChemPartner Corporation, a Massachusetts corporation, and Apollomics Inc., a California corporation (“Sublessee”).

ARTICLE 1 – GENERAL

1.1 Master Lease. HCP Life Sciences REIT, successor-in-interest to CRP Edgewater, L.L.C. (“Landlord”) and Sublessor, as tenant, are parties to the certain Lease Agreement dated as of May 18, 2015 (as amended by that certain First Amendment to Lease dated as of October 31, 2017 and that certain Second Amendment to Lease Agreement dated as of September 25, 2018, the “Master Lease”), pursuant to which Sublessor leased from Landlord and Landlord leased to Sub lessor certain premises (the “Premises”) located on the first and second floors of the building located at 280 Utah Avenue, South San Francisco, California (the “Building”). A copy of the Master Lease is attached hereto as Exhibit A and is by this reference incorporated herein and made a part hereof as set forth in this Sublease. The Master Lease is scheduled to expire on February 28, 2026. Sublessor represents and warrants that (a) the Master Lease is in full force and effect, and there exists under the Master Lease no default by Sublessor or, to Sublessor’s knowledge, Landlord, nor has there occurred any event which, with the giving of notice or passage of time or both, could constitute such a default by Sublessor or, to Sublessor’s knowledge, Landlord and (b) the copy of the Master Lease attached hereto as Exhibit A is a true, correct and complete copy of the Master Lease (other than the redaction of financial information).

1.2 Capitalized Terms. Any capitalized terms used herein that are not otherwise defined herein shall have the meanings set forth in the Master Lease.

1.3 Subleased Premises. As used herein, the term “Subleased Premises” shall mean that portion of the Premises located on the second (2nd) floor consisting of 10% of the lab space in Area 4 containing approximately 235 rentable square feet plus 12.5% of Area 12 containing approximately 120 rentable square feet, as more particularly depicted on Exhibit B attached hereto and incorporated herein by this reference. Sublessee shall have access to the common areas in the Premises depicted on Exhibit B and the Building and shall cooperate reasonably with Sublessor in connection with its use thereof.

1.4 Sublease Term. As used herein, the “Sublease Term” shall commence on October 28, 2019 (the “Sublease Commencement Date”) and shall expire on April 30, 2020 (the “Sublease Expiration Date”), unless terminated sooner as the result of: (i) any default hereunder by Sublessee beyond applicable notice and cure periods, or (ii) a default by Sublessor under the Master Lease which results in a termination of the Master Lease by Landlord. Sublessor shall tender possession of the Subleased Premises to Sublessee on the Sublease Commencement Date.

1.5 Renewal Option. So long as Sublessee is not in default of its obligations hereunder beyond applicable notice and cure periods, the Sublease Term shall be extended on a month-to-month basis commencing on date immediately following the Sublease Expiration Date and shall be terminable by either party hereto upon 30 days’ prior written notice to the other party hereto (the “Renewal Term”); provided, however, in no event shall the Sublease Term extend beyond April 30, 2021; such renewal shall be on the same terms and conditions as set forth herein (except that Sublessee shall have no further option to extend the Sublease Term following the expiration of the Renewal Term).

ARTICLE 2 – DEMISE OF SUBLEASED PREMISES

2.1 Demise. Under and subject to the provisions, covenants and agreements contained herein and in the Master Lease, as incorporated herein, Sublessor hereby subleases to Sublessee, and Sublessee hereby subleases from Sublessor, the Subleased Premises for the Sublease Term. The parties hereto acknowledge that the Subleased Premises will not be separately demised from the remainder of the Premises

2.2 Notice to Landlord. Sublessor and Sublessee acknowledge that this Sublease does not require Landlord’s prior written approval; however, Sublessee shall reasonably cooperate with Sublessor regarding any requests for documents or information that Landlord may request in connection with this Sublease.

2.3 Surrender of Subleased Premises. Upon the expiration of the Sublease Term, Sub lessee shall peaceably surrender the Subleased Premises in the condition set forth in Section 13.5 (Surrender of Premises) of the Master Lease, as incorporated herein; provided, however, Sublessee shall not be required to remove or restore any Alterations or other improvements installed by or for Sublessor and shall not be required to perform any maintenance or repair obligation of Tenant except to the extent expressly agreed to be performed by Sublessee hereunder.

2.4 Use of Subleased Premises. Sublessee’s use of the Subleased Premises shall strictly comply with the terms and conditions of the Master Lease, as incorporated herein, including without limitation the provisions of Section 4 (Use) of the Master Lease, as incorporated herein.

ARTICLE 3 – BASE SUBLEASE RENT AND OTHER AMOUNTS

3.1 Rental Covenant. Sublessee covenants and agrees to pay the Rent, as hereinafter defined, to Sublessor during the Sublease Term, without notice, offset, demand, or deduction.

3.2 Base Sublease Rent. Commencing on the Sublease Commencement Date, and continuing on the first day of each month thereafter through the Sublease Expiration Date, Sublessee shall pay to Sublessor, in advance, without notice or demand, and without any set-off, counterclaim, abatement or deduction whatsoever, except as may be expressly set forth in this Sublease, in lawful money of the United States, by wire transfer of funds or by check payable to ShangPharma Innovation base sublease rental (“Base Sublease Rent”) in the amount of $3,195.00. For the avoidance of doubt, Sublessor’s rent obligations under the Master Lease shall be independent of, and not conditional upon, Sublessee’s payment of its rent obligations under this Sublease. The parties agree that the Base Sublease Rent set forth above includes the costs for Shared Services as described in Section 3.3(a) below.

3.3 Additional Rent; Shared Services.

(a) Shared Services. Sublessor shall provide shared services to the Subleased Premises, free of charge, which services shall include (i) processed plumbing, (ii) backup emergency power and facilities support, (iii) 2 glass wash runs per week and minimal lab operations support, (iv) dry ice, (v) CO2, (vi) nitrogen, including liquid nitrogen storage (vii) Wi-Fi, (viii) 6 shared phone lines located in conference rooms, labs and other locations on the second floor, (ix) janitorial service 5 days per week, (x) access to shared equipment: freezers, ice machine, refrigerators, incubators, centrifuges, (xi) NMR usage, and (xii) utilities (water, gas, electricity, HVAC, telephone, sewer, sprinkler services, refuse and trash collection and other utilities) [collectively, the “Shared Services”].

(b) Additional Rent. “Additional Rent” shall mean all sums other than Base Sublease Rent payable by Sublessee to Sublessor under this Sublease, excluding the costs for Shared Services and any portion of Tenant’s Share of Operating Expenses but including (without limitation): overtime or excess service charges paid by Sublessor (e.g. after hours HVAC), and late charges, damages, interest and other costs and expenses related to Sublessee’s failure to perform any of its obligations under this Sublease. Such Additional Rent amounts shall be paid by Sublessee within thirty (30) days of receipt of Sublessor’s billing therefor. Sublessee shall only be responsible for payment of after-hours or other charges incurred by Sublessor under the Master Lease for services provided at Sublessee’s request and for the sole benefit of Sublessee. Sublessee shall be entitled to all credits, if any, given by Landlord to Sublessor for Sublessor’s overpayment of amounts paid by Sublessee and rent shall abate under this Sublease to the extent rent abates under the Master Lease, as to the Subleased Premises.

3.4 Payment of Base Sublease Rent. Base Sublease Rent shall be payable in advance in monthly installments commencing on the Sublease Commencement Date and continuing on the first day of each month thereafter for the balance of the Sublease Term. Base Sublease Rent shall be prorated for any partial month occurring during the Sublease Term based on a 30-day month. Base Sublease Rent shall be made payable by Sublessee to Sublessor and addressed to Sublessor at:

If sending via check:

ShangPharma Innovation

280 Utah Avenue

Suite 100

South San Francisco, California 94080

Attention: Sarah Lively

If sending via Wire or ACH:

Account Name: ShangPharma Innovation

Bank Name: Citi Bank, N.A.

Address: 100 Citibank Drive, San Antonio, TX 78245

Account No.: 1255674247

Routing No.: 221172610

Reference: <Apollomics Sublease>

ARTICLE 4 – OTHER AGREEMENTS OF THE PARTIES

4.1 Master Lease Provisions Binding on Sublessee.

(a) Except as set forth in Section 4.1(b) below, all of the terms, conditions, and provisions contained in the Master Lease are incorporated herein as terms and conditions of this Sublease. Sub lessee shall take the Subleased Premises subject to all of the provisions of the Master Lease, and shall comply with and shall be obligated to perform all of Sub lessor’s obligations, duties and liabilities in, under and with respect to the Master Lease, as incorporated herein (except for Sublessor’s obligation to pay rent and additional rent and except as otherwise set forth herein) to the extent the same apply to the Subleased Premises during the Sublease Term, and shall indemnify and hold Sublessor harmless therefrom and from all liabilities, costs and expenses, including without limitation, reasonable attorneys’ fees, incurred in connection· with Sublessee’s failure to do so. Sublessee shall not commit or permit its agents, employees or contractors to commit any act or omission which shall violate any term or condition of the Master Lease.

(b) In addition to the obligations of Sublessee under the terms of this Sublease as set forth in the other paragraphs of this Sublease (and except as otherwise expressly provided to the contrary in this Sublease), Sublessee and Sublessor shall also have and perform for the benefit of Sublessor all obligations of the “Tenant” and “Landlord” as are set forth in the Master Lease, which are hereby incorporated into this Sublease as though set forth herein in full, substituting “Sub lessee” wherever the term “Tenant” appears, “Sublessor” wherever the term “Landlord” appears, “Subleased Premises” wherever the term “Premises” appears, and “Base Sublease Rent” wherever the term “Base Rent” appears and Sub lessee shall not have any obligation to pay any portion of Tenant’s Share of Operating Expenses and shall not be required to insure or restore any improvements in the Subleased Premises installed by Landlord or Sublessor and following a casualty, if this Sublease is not terminated, Sublessor shall restore any improvements in the Subleased Premises (other than those installed by Sublessee) to the extent such restoration is not the responsibility of Landlord under the Master Lease; provided, however, that Sub lessee’s obligations under the Master Lease shall be limited to the extent of the Subleased Premises and for the duration of the Sublease Term. As incorporated herein, the time periods in Section 14.3 shall be adjusted to reflect “fifteen (15)” wherever “ninety (90)” appears, “thirty (30)” wherever “one hundred eighty (180)” appears and “sixty (60)” wherever “two hundred seventy (270)” appears and in Section 15 “thirty (30)” wherever “ninety (90)” appears. Notwithstanding the foregoing, Sublessor shall, at Sublessee’s request, use commercially reasonable efforts to cause Landlord to perform Landlord’s obligations under the Master Lease, but Sublessor shall not be obligated to perform for the benefit of Sublessee any of the obligations of Landlord under the Master Lease with respect to insurance, maintenance, restoration or other obligations of a nature to be performed by a building owner; the amount of rent payable to Sublessor by Sublessee under this Sublease shall be as provided in Sections 3 .2 and 3 .3 above; and the following provisions of the Master Lease shall not apply to this Sublease and are not incorporated herein:

Basic Lease Provisions: Sections 1.1 [Date for Reference Purposes], 1.2 [Landlord], 1.3 [Tenant], 1.5 [Suite Numbers], 1.6 [Rentable Area of the Premises], 1.9 [Term], 1.10 [Commencement Date], 1.11 [Base Rent], 1.12 [Base Rent Paid Upon Execution], 1.13 [Security Deposit], 1.14 [Tenant’s Share], 1.18 [Number of Parking Spaces], and 1.20 [Real Estate Broker], 1.21 [Exhibits Attached to Lease], 1.22 [Addresses for Notices]; Section 2.1 (Premises - Acceptance) (except for the last sentence), Section 3 (Term), Section 4.2 [Compliance with Legal Requirements] (solely with respect to references to the Phase II and II[ Work and to Tenant’s obligation to comply with accessibility requirements including the ADA and Title 24 of the California Code of Regulations), Section 5 (Base Rent), Section 6 (Operating Expense Payments), Section 7 (Security Deposit), Section 8.1 (Payment), Section 8.5 (Energy Use), Section 8.6 (Janitorial Services), Section 9.1 (Payment of Taxes), Section 9.2 (Definition of Real Property Tax), Section 9.4 (Reassessments), Section 11 (Landlord’s Repairs) (last sentence only), Section 12.1 (Obligations of Tenant), Section 12.2 (Performance of Work by Landlord), Section 12.3 (Maintenance Contracts), Section 13.1 (Consent of Landlord), Section 16 (Assignment and Subletting) (except Section 16.8 - Permitted Transfers), Section 21 (Landlord’s Liability) (the 4th – 6th sentences only), Section 24 (Broker’s Fee), Section 26 (Financial Information) (only the requirement to provide audited financial statements but Sublessee shall be required to provide Tenant’s internally prepared financial statements if so requested), Section 27.13 (Post-Occupancy Study), Section 29 (Options), Section 33 (Holding Over), Section 40 (Definition of Additional Rent) (solely with respect to the reference to Tenant’s Percentage Share of Operating Expenses), Section 43 (Notices), Exhibit A-1 (Phase l Premises) - Exhibit A-4 (Premises), Exhibit B-1 (Verification Letter- Phase 1), Exhibit B-2 (Verification Letter – Phase II), Exhibit B-3 (Verification Letter – Phase III),

Exhibit D (Addendum to Lease Agreement), Exhibit E (Phase II Work Letter Agreement), Exhibit F (Phase III Work Letter Agreement), Exhibit G (Tenant’s Initial Hazardous Materials Inventory), Exhibit H (Form of Guaranty of Lease), and Exhibit I (Guarantor’s Appointment of Process Agent). First Amendment Lease Provisions: Sections 3.2 (Option to Renew), 4 (Base Rent), 5 (Tenant’s Percentage Share of Operating Expenses and Real Property Taxes), 8 (Alterations), 10 (Improvements), 11 (Brokers), 12 (Parking), 13 (Security Deposit), and 14 (Permitted Occupancy) and Exhibit B. Second Amendment Lease.

References in the following provisions of the Master Lease, as incorporated into this Sublease to “Landlord” shall mean “Landlord” only:

Section 2.2 (Common Areas) (except the first reference), Section 4.1 (Permitted Use, except that any change in use shall also require Sublessor’s consent), Section 8.4 (Alternate Utility Providers), Section 10.2 (Insurance-Landlord), Section 10.1 (d) (Insurance-Tenant) (final sentence), Section 11 (Landlord’s Repairs), Section 14 (Damage and Destruction), Section 15 (Condemnation), Section 23 (Parking), Section 27.14 (Emergency Response Plans), Section 28.1 (Effect of Subordination), Section 30 (Landlord’s Reservations), Section 31 (Changes to Project), Section 36 (Easements), and Section 57 (Rules and Regulations) and Exhibit C (Rules and Regulations General Rules).

References in the last sentence of Section 19 .1 of the Master Lease to “Landlord” shall mean “Landlord” or Sublessor”. Whenever any period for notice from “Tenant” to “Landlord” is specified under the Master Lease, or any period within which “Tenant” is required to do anything under the Master Lease, the period applicable to Sublessee’s obligation to give such notice to Sublessor or to perform under this Sublease shall be two days shorter than the corresponding period applicable to “Tenant” under the Master Lease (so that Sublessor shall always have at least two days within which to give its own notice or performance to Landlord) unless such notice period is two (2) days or less in which case, Sublessee shall have at least one (I) business day to give such notice or perform such obligation; further, wherever any period for notice from “Landlord” to “Tenant” is specified under the Master Lease, Sublessor shall similarly have an additional period of at least two (2) days within which to give notice to Sublessee under this Sublease. In the event of a conflict between the express provisions of this Sublease and the provisions of the Master Lease incorporated herein, as between Sub lessor and Sub lessee, the express provisions of this Sublease shall control.

(c) Landlord’s Obligations. Sublessee agrees that Sublessor shall not be required to perform any of the covenants, agreements and/or obligations of Landlord under the Master Lease except as set forth herein, and, insofar as any of the covenants, agreements and obligations of Sublessor hereunder are required to be performed under the Master Lease by “Landlord” thereunder, Sublessee acknowledges and agrees that Sublessor shall be entitled to look to Landlord for such performance. In addition, Sublessor shall have no obligation to perform any repairs required of Landlord under the Master Lease, nor shall any representations or warranties made by Landlord under the Master Lease be deemed to have been made by Sublessor. Sublessor shall not be responsible for any failure or interruption, for any reason whatsoever, of the services or facilities that may be appurtenant to or supplied at the Building by Landlord or by utility providers. Notwithstanding the foregoing, Sublessor shall use good faith efforts, under the circumstances, to secure such performance upon Sublessee’s request to Sublessor to do so and shall thereafter diligently prosecute such performance on the part of Landlord. Sublessor shall fully perform all of its obligations under the Master Lease to the extent not expressly assumed by Sublessee under this Sublease.

4.2 Insurance and Waiver of Claims. Without limiting the generality of the terms of Section 4.1 above, Sub lessee shall obtain and keep in full force and effect at all times during the Sublease Term all of the liability and property insurance coverages required to be maintained by Sublessor under Section 10.1 (Insurance - Tenant) of the Master Lease as incorporated herein with regard to the Subleased Premises. Notwithstanding anything to the contrary contained herein, Sublessor and Sublessee hereby waive and release, all claims against each other, and against the agents, employees and contractors of each other, for any loss or damage sustained by each other to the extent such claims arc or could be insured against under any standard broad form policy of fire and extended coverage insurance, or under any fire and extended casualty insurance policy maintained by Sublessor or Sublessee, or required to be maintained by Sublessor or Sublessee under this Sublease, regardless of whether such policy is in effect at the time of the loss. Subject to the foregoing, Sublessee hereby waives and releases Landlord and Sublessor from and against any and all claims, damages, losses, and liabilities for any bodily injury, loss of life or property damage occurring on or about the Subleased Premises, or any part thereof, from any cause whatsoever, except to the extent caused by the negligence, willful misconduct or violation of this Sublease or the Master Lease by such party. Sublessee shall cause its property insurance policy to contain a waiver of subrogation clause as required by Section 10.4 (Waiver of Subrogation) of the Master Lease.

4.3 Premises Taken “AS IS”; Furniture.

(a) As Is. Subject to Section 4.3(b) below, Sublessee agrees that it is taking the Subleased Premises in an “as is” condition and without any representations or warranties by Sublessor of any kind or nature whatsoever. Sublessee shall not make any alterations, additions or improvements to the Subleased Premises without first obtaining the written consent of Sublessor (which consent shall not be unreasonably withheld) and, if required by the Master Lease, of Landlord. Any approved alterations, additions or improvements to the Subleased Premises shall be made by Sublessee at Sublessee’s sole cost and expense, and otherwise upon all applicable terms and conditions of the Master Lease (including any removal and restoration obligations) and this Sublease.

(b) Furniture & Equipment. During the Sublease Term, at no charge to Sublessee, Sublessee shall be permitted to use the existing modular and office furniture located in the Subleased Premises and described in more particular detail in Exhibit C attached hereto, as well as all data cabling associated therewith (the “Furniture”) and the equipment, described in more particular detail in Exhibit D attached hereto (the “Equipment”). Sublessee shall accept the Furniture and the Equipment in their current condition without any warranty of fitness from Sublessor (Sublessee expressly acknowledges that no warranty is made by Sub lessor with respect to the condition of any cabling currently located in or serving the Subleased Premises). For purposes of documenting the current condition of the Furniture and the Equipment, Sublessee and Sublessor shall, prior to the Sublease Commencement Date, conduct a joint walk-through of the Subleased Premises in order to inventory items of damage or disrepair. Sub lessee shall use the Furniture and the Equipment only for the purposes for which such Furniture and Equipment is intended and shall be responsible for the proper maintenance, insurance, care and repair of the Furniture and Equipment, at Sublessee’s sole cost and expense, using maintenance contractors and practices reasonably specified by Sublessor. Sublessee shall not modify, reconfigure or relocate any of the Furniture or Equipment except with the advance written permission of Sublessor, and any work of modifying any Furniture or Equipment (including, without limitation, changing the configuration of, “breaking down” or reassembly of cubicles or other modular furniture) shall be performed at Sublessee’s sole cost using Sublessor’s specified vendors or an alternate vendor reasonably approved in writing by Sublessor. No item of Furniture or Equipment shall be removed from the Subleased Premises without Sublessor’s prior written consent. Prior to or promptly following the expiration or earlier termination of the Sublease, Sublessor shall conduct a walk-through of the Subleased Premises to catalog any items of damage, disrepair, misuse or loss among the Furniture or Equipment (reasonable wear and tear and casualty excepted) caused during the Sublease Term, and Sublessee shall be responsible, at Sublessee’s sole cost and expense, for curing any such items (including, with respect to loss, replacing any lost item with a substantially similar item reasonably acceptable to Sublessor). All maintenance contracts in connection for the Equipment shall be maintained by Sublessor.

4.4 Security Deposit. Concurrently with the execution of this Sublease by Sublessee, Sublessee shall provide Sublessor a security deposit of $5000.00. The Security Deposit shall be held by Sub lessor as security for the faithful performance by Sublessee of all the terms, covenants, and conditions of this Sublease to be kept and performed by Sublessee during the Sublease Term. The Security Deposit is not an advance payment of rental or a measure or limit of Sub lessor’s damages in case of default of Sublessee. Sublessor may at Sublessor’s discretion, from time to time following an uncured default beyond applicable notice and cure periods and without prejudice to any other remedy, use all or a part of the Security Deposit to perform any obligation Sublessee fails to perform hereunder. Following any such application of the Security Deposit, Sublessee shall pay to Sub lessor within five (5) business days following written demand the amount so applied in order to restore the Security Deposit to its original amount. Within thirty (30) days following the later to occur of the expiration of this Sublease and the date on which Sublessee surrenders the Subleased Premises in the condition required by the Sublease, Sublessor shall return to Sublessee the portion of the Security Deposit remaining after deducting all damages, charges and other amounts permitted by law to be deducted under this Sublease. Sublessor and Sublessee agree that such deductions shall include, without limitation, all damages and losses that Sublessor has suffered or that Sub lessor reasonably estimates that it will suffer as a result of any breach of this Sublease by Sublessee; provided that Sublessor shall refund to Sublessee any amount estimated that exceeds the actual damages suffered by Sublessor that are compensable from the Security Deposit. Sublessee hereby waives the protections of Section 1950.7(c) of the California Civil Code, as it may hereafter be amended, or similar laws of like import. Unless required otherwise by applicable law, the Security Deposit may be commingled with other funds, and no interest shall be paid thereon.

4.5 Assignment by Sublessee. Sublessee shall not have the right to sub-sublease the Subleased Premises or to assign its interest under this Sublease except as permitted under Section 16.8 [Permitted Transfer] of the Master Lease, as incorporated herein.

4.6 Security. Sublessor shall have no responsibility for or with respect to the amount and type of security services, if any, to be provided to the Subleased Premises. Sublessor shall not be liable to Sub lessee, and Sublessee hereby and expressly assumes all risk of loss in connection with, and waives any claim against Sublessor for: (i) any unauthorized or criminal entry of third parties into the Subleased Premises or the Building, (ii) any damage or injury to property or persons from any unauthorized or criminal acts of third parties, regardless of any action, inaction, failure, breakdown or insufficiency of security, and (iii) any theft or loss of or damage to any property in or about the Subleased Premises or the Building from any unauthorized or criminal acts of third parties, regardless of any action, inaction, failure, breakdown or insufficiency of security.

4.7 Default by Sublessee; Indemnification. Upon the failure of Sublessee to pay Rent or comply with any other provisions of this Sublease or the occurrence of any other event which constitutes a default under this Sublease, in each case beyond any applicable notice and/or cure period, Sublessor shall be entitled to all the same rights and remedies against Sublessee on account of such default by Sublessee under this Sublease as are granted in the Master Lease to Landlord against Tenant on account of a default by Tenant under the Master Lease. In addition to, and not in limitation of, the indemnification obligations set forth in the Master Lease, as incorporated herein, Sublessee shall indemnify, defend and hold Sublessor harm less from and against all liability, damages, claims, costs and expenses, including reasonable attorneys’ fees incurred in connection therewith, arising out of Sublessee’s default under this Sublease. So long as (1) this Sublease is in full force and effect and (2) Sublessor is not otherwise entitled pursuant to this Sublease, Sublessor shall not cause the Master Lease to be cancelled, terminated, forfeited or surrendered, or take any actions giving rise to a termination right under the Master Lease, amend or waive any provisions under the

Master Lease or make any elections, exercise any right or remedy or give any consent or approval under the Master Lease that could interfere with Sublessee’s use of the Subleased Premises or decrease Sublessee’s rights or increase Sublessee’s obligations hereunder, except in connection with Sublessor’s rights, as tenant, to terminate the Master Lease in connection with a casualty or condemnation. If the Master Lease terminates or is terminated for any reason whatsoever, then this Sublease shall terminate simultaneously therewith, provided however, that if the Master Lease terminates as a result of a default or breach by Sublessor or Sublessee under this Sublease and/or the Master Lease, then the defaulting party shall be liable to the non-defaulting party for the damages suffered as a result of such termination, subject to the limitations set forth in Section 5.9 below.

4.8 Confidentiality. Sublessee acknowledges the confidential nature of Sub lessor’s business and shall comply with the reasonable security requirements of Sublessor and shall use its best efforts to keep any knowledge gained by Sub lessee as a result of its occupancy of the Subleased Premises or access by Sub lessee confidential and Sublessee shall not use such confidential information for any other purpose.

4.9 Holding Over. If Sublessee (directly or through any transferee or other successor-in-interest of Sublessee) remains in possession of all or any part of the Subleased Premises after the expiration of the Sublease Term or earlier termination of this Sublease, such holding over, in the absence of an express written agreement to the contrary, shall be on the basis of a tenancy at the sufferance of Sub lessor. In such event, Sub lessee shall continue to comply with all of the terms, conditions and covenants of this Sublease as though the Sublease Term had continued, except that such tenancy at sufferance shall be terminable by Sublessor at any time and rent shall be paid for each month (or portion thereof) during which Sublessee holds over in the Subleased Premises after the expiration or earlier termination of this Sublease, in an amount equal to 150% of the monthly Base Sublease Rent due under this Sublease, plus all other amounts that would otherwise have been payable as Additional Rent had the Sublease Term continued through the period of such holding over, plus all other amounts that would otherwise have been payable as Additional Rent had the Sublease Term continued through the period of such holding over. If Sublessee fails to surrender the Subleased Premises on the Sublease Expiration Date or earlier termination of this Sublease, in addition to any other liabilities to Sublessor accruing therefrom, Sublessee shall indemnify and hold Sublessor harmless from all loss or liability resulting from such failure, including without limitation (i) any claims of Landlord against Sublessor for failure to surrender the Premises at the time and in the manner required under the Master Lease or for violating any term of the Master Lease, and (ii) any claims made by any succeeding subtenant, tenant or other third party based upon such failure. This indemnification obligation shall survive the expiration or earlier termination of this Sublease. The provisions of this Section 4.9 are in addition to and do not limit Sublessor’s rights or Sublessee’s obligations under this Sublease.

ARTICLE 5 – MISCELLANEOUS

5.1 Notices. All notices, demands, consents, or other instruments or communications provided for under this Sublease, or otherwise given under or in connection with this Sublease, shall be in writing, shall be signed by or on behalf of the party giving the same, and shall be deemed properly given and received when the same is actually received or refused if a copy thereof, addressed to the recipient at the address set forth below, is delivered personally, by messenger service, by a nationally-recognized commercial overnight courier service such as Federal Express, or by certified or registered mail, return receipt requested. All such notices shall be delivered or sent with transmission, postage, and/or delivery charges paid, to the address of the intended recipient set forth below or such other address as such party may designate by written notice given to the other party in accordance with the terms set forth in this Section 5.1.

All notices to Sub lessor shall be addressed to Sublessor at the following address:

ShangPharma Innovation

280 Utah Avenue, Suite 100

South San Francisco, California 94080

Attention: Sarah Lively

All notices to Sublessee shall be addressed to Sublessee at the following address:

Prior to the Commencement Date:

Apollomics Inc.

989 E. Hillsdale Blvd., Suite 220

Foster City, CA 94404

Attention: Sanjeev Redkar, Ph.D.

From and after the Commencement Date:

At the Premises

Attention: CEO

5.2 Entire Agreement - No Representation. This Sublease and all exhibits referred to herein, constitute the final and complete expression of the parties’ agreements with respect to the subject matter hereof. Each party agrees that it has not relied upon or regarded as binding any prior agreements., negotiations, representations, or understandings, whether oral or written, except as expressly set forth herein. Sublessor and Sublessee acknowledge and agree that, except as otherwise may be specifically provided for herein, neither party has made any representations, warranties, or agreements to or on behalf of the other party as to any matter concerning the Subleased Premises or this Sublease.

5.3 Modifications in Writing. No amendments or modifications of this Sublease, and no approvals, consents or waivers by Sublessor under this Sublease, shall be valid or binding unless in writing and executed by the party to be bound thereby.

5.4 Severability. If any provision of this Sublease shall be invalid, illegal or unenforceable it shall not affect or impair the validity, legality or enforceability of any other provision of this Sublease, and there shall be substituted for the affected provision, a valid and enforceable provision as similar as possible to the affected provision.

5.5 Binding Effect. This Sublease shall extend to and be binding upon the heirs, personal representatives, successors and assigns of the respective parties hereto.

5.6 Survival of Provisions. Notwithstanding any termination of this Sublease, the same shall continue in full force and effect as to any provisions hereof which require observance or performance by Sublessee subsequent to termination and as to any provisions which required performance by Sublessee prior to such termination but which Sublessee failed to perform at such time.

5.7 Applicable Law. This Sublease shall be interpreted and enforced according to the laws of the State of California.

5.8 Broker. Each party represents and warrants to the other that it has taken no act nor permitted any act to be taken pursuant to which it or the other party hereto might incur any claim for brokerage commissions or finder’s fees in connection with the execution of this Sublease. Each party agrees to indemnify, defend and hold the other harmless against all liabilities and costs arising from a breach of such representation and warranty, including, without limitation, for attorneys’ fees and costs in connection therewith.

5.9 Limitation of Liability. In no event shall Sublessor or its stockholders, principals, officers, directors, employees, lenders, or agents be liable to Sublessee for any lost profit, damage to or loss of business or any form of special, indirect or consequential damage.

5.10 Website. Sublessee hereby consents to Sublessor’s use of Sublessee’s name and corporate logo on Sublessor’s website.

5.11 Terrorism/Governmental Action. Sublessee warrants and represents to Sublessor that Sublessee is not, and shall not become, a person or entity with whom Sublessor is restricted from doing business under regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including, but not limited to, those named on OFAC’S Specially Designated and Blocked Persons list) or under any statute, executive order (including, but not limited to, the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism) or other governmental action, and is not and shall not engage in any dealings or transaction or be otherwise associated with such persons or entities.

5.12 CASp. For purposes of Section 1938 of the California Civil Code and to Sublessor’s actual knowledge, Sublessor hereby discloses to Sublessee, and Sublessee hereby acknowledges, that the Premises have not undergone inspection by a Certified Access Specialist (“CASp”). As required by Section 1938(e) of the California Civil Code, Sublessor hereby states as follows: “A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CA Sp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises.” In furtherance of the foregoing, Sublessor and Sublessee hereby agree as follows: (i) any CASp inspection requested by Sublessee shall be conducted, at Sublessee’s sole cost and expense, by a CASp reasonably approved in advance by Sublessor; and (ii) the parties’ rights and obligations with respect to making any repairs within the Subleased Premises to correct violations of construction-related accessibility standards shall be in accordance with the Master Lease (to the extent incorporated herein). The foregoing verification is included in this Sublease solely for the purpose of complying with California Civil Code Section 1938 and shall not in any manner affect Sublessor’s and Sublessee’s respective responsibilities for compliance with construction-related accessibility standards as provided under this Sublease.

5.13 Authority. Sublessee hereby covenants and warrants that (a) Sublessee is in good standing under the laws of the State of California, (b) Sublessee has full corporate power and authority to enter into this Sublease and to perform all Sublessee’s obligations under the Sublease, and (c) each person signing this Sublease on behalf of Sub lessee is duly and validly authorized to do so.

5.14 Counterparts and Electronic Signatures. This Sublease may be executed in one or more counterparts, each of which shall be an original, and all of which together shall constitute a single instrument. Further, the parties agree that this Sublease may be signed and/or transmitted by electronic mail of a .PDF document or electronic signature (e.g., DocuSign or similar electronic signature technology) and thereafter maintained in electronic form, and that such electronic record shall be valid and effective to bind the party so signing as a paper copy bearing such party’s hand-written signature. The parties further consent and agree that the electronic signatures appearing on this Sublease shall be treated, for purpose of validity, enforceability and admissibility, the same as hand-written signatures.

5.15 Exhibits. All Exhibits attached to this Sublease are hereby incorporated herein.

IN WITNESS WHEREOF, the parties hereto have caused this Sublease to be executed the day and year first above written.

SUBLESSOR:	ShangPharma Innovation, Inc., a Delaware corporation

By:
	Name:	Walter H. Moos
	Title:	CEO

SUBLESSEE:	Apollomics Inc.,
a California corporation

By:
	Name:	Sanjeev Redkar
	Title:	President

By:
	Name:	Wilson W. Cheung
	Title:	Chief Financial Officer

If Sublessee is a corporation, Sublessee should have one officer from each of the following categories sign for Sublessee: (a) a president, vice president or chairman of the board and (b) a secretary, assistant secretary, chief financial officer or assistant treasurer (unless the Sublease is returned accompanied by a corporate resolution identifying a single authorized signatory).

List of Exhibits

A Master Lease

B Outline of Subleased Premises

C Furniture Inventory

D Equipment Inventory

EXHIBIT A

MASTER LEASE

[See attached.]

A-1

EXHIBIT B

OUTLINE OF SUBLEASED PREMISES

Apollomics Suite 250 Footprint: October 28 2019

Area 4	Cost:
• 10% of the lab = 235sqft	• =355 sqft x $9.00 = $3195 per month

Area 12
• 12.5% of the space = 120 sqft

B-1

EXHIBIT C

FURNITURE INVENTORY

C-1

EXHIBIT D

EQUIPMENT INVENTORY